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                                                                     EXHIBIT 5.1

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
                                                                                                 San Francisco,
                                                                           ATTORNEYS AT LAW      CA
                                                                                                 415 693-2000
                                                                                                 Menlo Park, CA
                                                                           Five Palo Alto
                                                                           Square                415 843-5000
                                                                           3000 El Camino Real   San Diego, CA
                                                                           Palo Alto, CA         619 550-6000
                                                                           94306-2155            Boulder, CO
                                                                           Main 415 843-5000     303 546-4000
                                                                           Fax  415 857-0663     Denver, CO
March 24, 1997                                                                                   303 606-4800
                                                                           http://www.cooley.com

                                                                           ROBERT L. JONES
                                                                           (415) 843-5034
InVision Technologies, Inc.                                                jonesrl@cooley.com
3420 East Third Avenue
Foster City, CA 94404

Ladies and Gentlemen:
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You have requested our opinion with respect to certain matters in connection with the filing by InVision Technologies, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission covering the offering for resale of 479,318 shares of the Company's Common Stock (the "Shares"), with a par value of $0.001, owned by Anaconda Opportunity Fund.

In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the related Prospectus, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

/s/ Robert L. Jones_______
Robert L. Jones